                                                                    Exhibit 7.A.

                  [Sutherland Asbill & Brennan LLP Letterhead]


                                 April 24, 2000



Board of Directors
Provident Mutual Life Insurance Company
1050 Westlakes Drive

Berwyn, PA  19312

                  RE: PROVIDENT MUTUAL LIFE INSURANCE COMPANY PROVIDENT MUTUAL VARIABLE LIFE SEPARATE ACCOUNT FILE NO. 333-84475

Directors:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 1 of the Registration Statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 333-84475). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP




                                        By:         /s/ Stephen E. Roth
                                                 ----------------------
                                                      Stephen E. Roth